Exhibit 99.2

Kodiak Energy, Inc.
Unaudited Pro Forma Condensed Combined Financial Statements

On September 30, 2009, Cougar Energy, Inc. ("Cougar"), majority controlled subsidiary of Kodiak Energy, Inc. ("Kodiak" or the "Company"), completed an acquisition from an unrelated private company of wells, facilities and production operations in and adjacent to the CREEnergy project in Alberta, Canada (collectively, the "assets" or “Trout properties”) in consideration for cash and debt.

The following unaudited pro forma condensed combined balance sheet as at December 31, 2008 presents our historical financial position as though the acquisition and financing for the acquisition had occurred on December 31, 2008, and includes adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable, regardless of whether they have a continuing impact or are nonrecurring.

The following unaudited pro forma combined statements of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009, present the combined results of our operations including the net operating income of the assets as if the acquisition and the financing of the acquisition had occurred on January 1, 2008.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the date indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined operations.

The unaudited condensed combined financial statements should be read in conjunction with the:

•	accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	separate historical audited financial statements of Kodiak included in our Form 10-K for the year ended December 31, 2008;

•	separate historical unaudited financial statements of Kodiak included in our Form 10-Q for the nine months ended September 30, 2009;

•
separate historical audited statement of revenues, royalties and operating costs of the Trout properties for the nine months ended September 30, 2009 and the years ended December 31, 2008 and 2007 attached hereto as Exhibit 99.1 of this Form 8-K/A.

Kodiak Energy, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As at December 31, 2008
		Pro Forma
		Adjustments (Note 5)
			(b)
	Kodiak	(a)	Assets	Pro Forma
	Historical	Bridge Loan	Acquisition	Combined
Assets
Current assets
Cash and short term deposits	75,175	1,108,374	(821,018)	362,531
Accounts receivable	64,325			64,325
Prepaid expenses and deposits	106,062			106,062
	245,562	1,108,374	(821,018)	532,918

Other assets	290,903			290,903

Capital Assets
Oil and gas properties less accumulated depletion, depreciation and amortization	-		5,627,676	5,627,676
Unproved oil and gas prioperties excluded from amortization	36,559,367			36,559,367
Other property and equipment	75,565			75,565
	36,634,932	-	5,627,676	42,262,608

Total assets	37,171,397	1,108,374	4,806,658	43,086,429

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	984,590		-	984,590
Accrued liabilities	122,842			122,842
Note payable - related party	32,841			32,841
Advances	-			-
Loan Payable	-	1,108,374		1,108,374
Current portion of long term debt	-	-	706,076	706,076
	1,140,273	1,108,374	706,076	2,954,723

Long term liabilities	39,262		3,399,015	3,438,277

Asset retirement obligations	199,574		701,567	901,141

	1,379,109	1,108,374	4,806,658	7,294,141

Shareholders' Equity
Share Capital
Issued and Outstanding	110,024	383	-	110,407
Additional paid-in capital	49,296,114	187,379	-	49,483,493
Other comprehensive loss	(4,903,762)			(4,903,762)
Deficit	(8,710,088)	(187,762)		(8,897,850)
	35,792,288	-	-	35,792,288

Total liabilities and equity	37,171,397	1,108,374	4,806,658	43,086,429

Kodiak Energy, Inc.
Unaudited Pro Forma Combined Statement of Operations
Year Ended December 31, 2008 and Nine Months Ended September 30, 2009
	Year Ended December 31, 2008						Nine Months Ended September 30, 2009
		Pro Forma Adjustments (Note 5)						Pro Forma Adjustments
		(c)	(c)		(d)			(c)	(c)		(d)	(e)
		Net	Depletion	(c)	Interest and			Net	Depletion	(c)	Interest and	Non
	Kodiak	Operating	and	ARO	Financing	Pro Forma	Kodiak	Operating	and	ARO	Financing	Controlling	Pro Forma
	Historical	Income	Depreciation	Accretion	Costs	Combined	Historical	Income	Depreciation	Accretion	Costs	Interest	Combined

Revenue:
Oil and gas sales - net of royalties	1,065	3,719,799	-	-	-	3,720,864	-	1,299,361	-	-	-	-	1,299,361
Interest	89,771	-	-	-	-	89,771	-	-	-	-	-	-	-
Royalty and other income	-	56,909					967	27,982
	90,836	3,776,708	-	-	-	3,810,635	967	1,327,342	-	-	-	-	1,299,361

Expenses:
Operating	9,646	1,159,117	-	-	-	1,168,763	6,793	811,552	-	-	-	-	818,345
General and admini-strative	2,206,015	-	-	-	-	2,206,015	1,508,760	-	-	-	-	-	1,508,760
Depletion, depreciation and accretion including ceiling test writedowns	923,097	-	821,871	58,093	-	1,803,061	16,405,480	-	478,083	44,067	-	-	16,927,631
Interest and other	5,562	-	-	-	339,732	345,294	2,468	-	-	-	138,485	-	140,953
	3,144,320	1,159,117	821,871	58,093	339,732	5,523,134	17,923,501	811,552	478,083	44,067	138,485	-	19,395,689

Loss before income taxes	(3,053,484)	2,617,591	(821,871)	(58,093)	(339,732)	(1,712,498)	(17,922,534)	515,791	(478,083)	(44,067)	(138,485)	-	(18,096,328)

Recovery of deferred income taxes	978,835	-	-	-	-	978,835	-	-	-	-	-	-	-

Net Earnings (Loss) before non controlling interest	(2,074,649)	2,617,591	(821,871)	(58,093)	(339,732)	(733,663)	(17,922,534)	515,791	(478,083)	(44,067)	(138,485)	-	(18,096,328)

Non controlling interest	-	-	-	-	-	-	46,866	-	-	-	-	9,270	56,136

Net Loss	(2,074,649)	2,617,591	(821,871)	(58,093)	(339,732)	(733,663)	(17,875,668)	515,791	(478,083)	(44,067)	(138,485)	9,270	(18,040,192)

Loss per Share
Basic	0.02					0.01	0.16						0.16
Diluted	0.02					0.01	0.16						0.16

Weighted Average Common Shares Outstanding
Basic	108,323,376				383,188	108,706,564	110,025,402				383,188		110,408,590
Diluted	108,323,376				383,188	108,706,564	110,025,402				383,188		110,408,590

Kodiak Energy, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: Description of transaction and basis of presentation

On September 30, 2009, Cougar Energy, Inc. ("Cougar"), majority controlled subsidiary of Kodiak Energy, Inc. ("Kodiak" or the "Company"), completed the acquisition from an unrelated private company of wells, facilities and production operations in and adjacent to the CREEnergy project in Alberta, Canada (collectively, the "assets” or “Trout properties") in consideration for cash and debt.

The asset purchase has been accounted for as a purchase under accounting principles generally acceptable in the United States (GAAP). Under the purchase method of accounting, the assets and liabilities incurred in connection with the acquisition have been recorded, at their respective fair values, and were consolidated with the Company's assets and liabilities beginning on September 30, 2009. Our September 30, 2009 consolidated financial statements issued after the completion of the acquisition reflected those values, but were not restated retroactively to reflect the historical financial position or results of operations including the acquired operations. The agreements governing the acquisition and associated debt are denominated in Canadian currency. The amounts referred to in Notes 2, 3 and 4 are the U.S. equivalents based on the September 30, 2009 exchange rate of Cdn $1.0707 to U.S. $1.00.

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired property.

Note 2: Purchase Price

The purchase price of the acquisition was $5,604,000 of which $934,000 was paid at closing. The non-interest bearing balance of $4,670,000 is payable in accordance with the terms set out in Note 4 Amount due to Vendor.

The cost of the acquisition is comprised of the following:

Land and producing properties	$4,483,200
Geophysical seismic data	233,500
Tangible Facilities	887,300
5,604,000
Asset retirement obligations acquired	798,077
$4,805,923

Note 3: Loan Payable

On September 30, 2009, the Company entered into a loan agreement with Ionic Capital Corp. ("Ionic"), under the terms of which Ionic loaned $1,260,857 ("Bridge Loan") to the Company to enable it to close the property acquisition described in Note 1. The Ionic indebtedness bears interest at the rate of 12% per annum payable monthly in arrears and is repayable at any time up to but no later than June 30, 2010. As additional financing consideration for the loan, the Company agreed to issue common shares of the Company based on the 10% discount to the closing trading price on September 27, 2009 that equated to 12% of the principal amount of the financing or $151,303. The 383,188 common shares of the Company that were issued to satisfy that obligation were recorded at a value of $187,762 based on the closing market price of the Company’s common shares on September 30, 2009.

Note 4: Amount due to Vendor

September
30, 2009
Amount due to vendor of acquired properties
Present Value of Total Amount Due	$3,958,552
Amount of Discount to be accreted in the future (at
7.5% annually - .0625% per month)	711,290
Total Amount Due	$4,669,842
Current portion	803,213
Long-term portion	$3,866,629

The total amount due to the vendor of the acquired properties is payable in accordance with the following schedule:

Due January 1, 2010	$280,200
Due in 2010 in 11 monthly instalments	719,180
Due in 2011 in 12 monthly instalments	952,680
Due in 2012 in 12 monthly instalments	1,120,800
Due in 2013 in 12 monthly instalments	1,288,920
Due in 2014 in 2 monthly instalments	242,840
Due March 1, 2014	65,222
$4,669,842

Cougar has the right to prepay the outstanding indebtedness in full, without penalty, semi-annually commencing March 31, 2010 at a proportionate discount to the original purchase price. The indebtedness is secured by a debenture covering a fixed and floating charge over Cougar's interest in the acquired properties. Kodiak has guaranteed Cougar's performance under the indebtedness agreements.

Note 5: Pro Forma Adjustments

Following are the details and explanations of the pro forma adjustments that have been reflected in the pro forma consolidated financial statements:

(a) Bridge Loan and Issue of Shares - To record the bridge loan obtained from Ionic to finance the cash portion of the asset acquisition and to record the issue of Kodiak shares to Ionic that were issued as part of the financing cost as though the bridge loan and issue of shares had occurred on December 31, 2008. The bridge loan was denominated in Canadian funds in the amount of $1,350,000 and was converted to $1,108,374 U.S at the December 31, 2008 exchange rate of $1.218 Canadian to $1.00 U.S. The 383,188 common shares of Kodiak issued to Ionic were recorded at the trading price of Kodiak shares on September 30, 2009.

(b) Asset Acquisition - To record the asset acquisition as though it had occurred on December 31, 2008. The purchase and sale agreement between Cougar and the vendor denominated the cost of the acquisition assets in Canadian funds of $6,000,000 which amount was converted and recorded at the US equivalent of $4,926,108. Also included in the acquisition cost was the estimated cost of the long lived asset pertaining to future asset retirement obligations amounting to $701,567 (Cdn. $854,509) which asset retirement obligations were estimated using the same factors that were used in the Company's financial statements for the nine months ended September 30, 2009. Of the $5,627,676 asset cost, $806,754 (Cdn. $1,000,000) was paid in cash and the balance was recorded as an amount owing to vendor of $4,105,091, with $706,076 being shown as a current liability due in one year from January 1, 2009. The debt amounts were also recorded at the December 31, 2008 exchange rate of $1.218 Canadian to $1.00 U.S.

(c) Operations - To record the net operating income from the Trout properties for the periods based on the audited net operating income of the assets shown in Exhibit 99.1 to this Form 8-K/A. The Canadian dollar operations results were converted at the average exchange rate for the periods. Depletion, depreciation and accretion was calculated and based on the actual production for the periods. Proved reserves were calculated as at January 1, 2008 by adding back 2008 and 2009 production to an independent reserves report obtained by the Company as at October 1, 2009.

(d) Interest and Financing Costs - To record interest on the Ionic bridge loan and an assumed refinancing on equivalent terms based on the 12% per annum interest rate included in the Ionic loan agreement. The 2008 amount also include the $187,762 cost assigned to the issue of the Kodiak shares to Ionic as described in (a).The Canadian dollar amounts were converted at the average exchange rates for the periods.

(e) Non Controlling Interest - To record the net impact of Cougar's 6.4% non controlling interest shareholders' share of the 2009 pro forma adjustments.